Alpine 4 Holdings (ALPP) Subsidiary, Thermal Dynamics International, Secures Multiple Contracts Totaling $9 Million with the U.S. Department of State

PHOENIX, AZ / ACCESSWIRE / August 31, 2023 / Alpine 4 Holdings, Inc. (Nasdaq: ALPP), a leading operator and owner of small market businesses, and its Subsidiary, Thermal Dynamics International (TDI) are thrilled to announce the procurement of multiple contracts with the United States Department of State through several government contractors, collectively valued at $9 Million. Further, the Company’s backlog has now swelled to over $19 Million and is expected to keep growing as the Government’s fiscal year end approaches on September 30, 2023. These contracts signify a pivotal step forward in TDI’s growing relationship with government agencies and underscore its commitment to implementing high-impact thermal solutions for the public sector.

About the Contracts
Spanning across an 18-month period, these contracts encompass a broad array of services to support the Department of State’s global embassy and consular operations. Projects will include climate control systems, thermal management solutions for environmental control equipment, and state-of-the-art refrigeration units for the embassy and consulate offices.

John Meiser, President of TDI, had this to say: “The accumulation of these government contracts is a landmark achievement in Thermal Dynamics’ history and a critical component in the company's ongoing expansion into the governmental sector. These multiple contracts demonstrate the versatile range of Thermal Dynamics' solutions, capable of meeting the diverse and complex needs of the Department of State. These needs include, but are not limited to, retrofitting of older buildings with energy-efficient thermal systems, to installing environmental air filtration systems designed to ensure a secure work environment for government staff overseas.”

About Thermal Dynamics
Founded in 1992, Thermal Dynamics is an industry leader in thermal management solutions. As a US Government Contractor, the Company consistently delivers innovative, quality, and sustainable solutions.

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires businesses, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.
Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact: Investor Relations
investorrelations@alpine4.com
www.alpine4.com

Forward-Looking Statements: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The information disclosed in this press release is made as of the date hereof and reflects Alpine 4’s most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.

Other factors that may affect our businesses include global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Technology, Construction and Manufacturing businesses; pricing, the timing of customer investment and other factors in these markets; demand for our products or other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services; changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and the effects of tax law changes; our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner; our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures; the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects; the impact of potential information technology, cybersecurity, or data security breaches at Alpine 4, our subsidiaries or third parties; and the other factors that are described in “Risk Factors” in our Annual Report on Form 10-Ka for the year ended December 31, 2022, as updated in our Quarterly Reports on Form 10-Q 2023.

SOURCE: Alpine 4 Holdings, Inc.